SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2016

EMERSON RADIO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-07731	22-3285224
(State Or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 University Plaza, Suite 405, Hackensack, NJ		07601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 428-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 7, 2016, the Board of Directors of Emerson Radio Corp. (the “Company”) established November 16, 2016, as the date for its 2016 annual meeting of stockholders (the “Annual Meeting”) and set October 24, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting.

Because the date of the Annual Meeting will be more than 30 days from the anniversary of the Company’s previous annual meeting of stockholders, the Company has set new deadlines for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement and proxy card relating to the Annual Meeting. Any such stockholder proposal must be submitted in writing and received by the Secretary of the Company at 3 University Plaza, Suite 405, Hackensack, New Jersey 07601 no later than 5:00 p.m., Eastern Time, on October 20, 2016. Any such proposal will be subject to Rule 14a-8 and nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy card for the Annual Meeting any stockholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time such proposal is received.

In addition, stockholders who wish to bring a proposal or nominate a director other than pursuant to Rule 14a-8 must ensure that written notice of such proposal is received by the Company’s Secretary at 3 University Plaza, Suite 405, Hackensack, New Jersey 07601 no later than 5:00 p.m., Eastern Time, on October 20, 2016. Such proposal should be submitted by means that permit proof of the date of delivery, such as certified mail, return receipt required.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON RADIO CORP.

By:	/s/ Duncan Hon
Name: Duncan Hon
Title: Chief Executive Officer

Dated: October 13, 2016